Exhibit 10.2
JOINT CANCELLATION DIRECTION AND RELEASE
     THIS JOINT CANCELLATION DIRECTION AND RELEASE, dated as of September 3, 2009 (this “Cancellation Direction”) is entered into by and among PVF CAPITAL CORP. (the “Company”), PVF CAPITAL TRUST I (the “Trust”) and The Bank of New York Mellon Trust Company, National Association, (as successor to JPMorgan Chase Bank) (“BNYM”), not in its individual capacity, but solely as Institutional Trustee (as defined in the Trust Agreement described below) and as Trustee (as defined in the Indenture described below).
     WHEREAS, the Company and BNYM have entered into that certain Junior Subordinated Indenture dated as of June 29, 2004 (as amended and supplemented, the “Indenture”) pursuant to which the Company’s junior subordinated debt securities (the “Debt Securities”) were issued to the Trust;
     WHEREAS, the Company as sponsor, BNY Mellon Trust of Delaware (successor to Chase Bank USA, National Association), the administrators and BNYM have entered into that certain Amended and Restated Trust Agreement dated as of June 29, 2004 (as amended and supplemented, the “Trust Agreement”) pursuant to which the Trust issued Capital Securities and Common Securities (as such terms are defined in the Trust Agreement);
     WHEREAS, pursuant to an Exchange Agreement dated as of September 1, 2009 (the “Exchange Agreement”) between the Company, Cohen & Company Financial Management, LLC, and Alesco Preferred Funding IV, Ltd. (“Alesco”), Alesco has agreed to exchange $10,000,000 liquidation amount of Capital Securities (as defined in the Trust Agreement) as held by Alesco in exchange for delivery, by the Company, of securities and other consideration to Alesco as agreed to in the Exchange Agreement (collectively, the “Exchange”);
     WHEREAS, pursuant to Section 6.6 of the Trust Agreement, the Administrators, at any time may deliver Common Securities and Capital Securities to the Institutional Trustee for cancellation. Pursuant to Section 2.09 of the Indenture, under certain circumstances the Company is entitled to surrender Debt Securities (as defined in the Indentures) held by it to the Trustee for cancellation;
     WHEREAS, the Exchange occurred on September 3, 2009;
     WHEREAS, following the Exchange, the Company, as beneficial and legal owner of $10,000,000 aggregate liquidation amount of the Capital Securities and $310,000 aggregate liquidation amount of the Common Securities, and the Trust, each desire that all of the Capital Securities be cancelled, and that all of the Common Securities and that all of the Debt Securities (equal to $10,310,000 principal amount) be cancelled;
     WHEREAS, each of the Company and the Trust hereby waives (and directs BNYM as Institutional Trustee under the Trust Agreement and as Trustee under the Indenture to waive) every applicable condition and prerequisite to the exchange and cancellation of the above referenced Capital Securities, Common Securities and Debt Securities;
     WHEREAS, BNYM as Institutional Trustee under the Trust Agreement and as Trustee under the Indenture, as directed by each of the Company and the Trust, hereby waives every applicable condition and prerequisite for which either the Institutional Trustee or the Trustee is the intended beneficiary, to the exchange and cancellation of the above-referenced Capital Securities, Common Securities and Debt Securities; and
     NOW THEREFORE, the Company, the Trust and the BNYM hereby agree as follows:
     SECTION 1. INCORPORATION BY REFERENCE. Capitalized terms defined or referenced in this Cancellation Direction and not otherwise defined or referenced herein are used herein as defined or referenced in the Indenture or the Trust Agreement.
     SECTION 2. CANCELLATION DIRECTION. By separate correspondence, the Company shall deliver to the Trustee the Capital Securities and the Common Securities. Each of the Company and the Trust hereby (a) consents to the cancellation of the Capital Securities, the Common Securities and the Debt Securities and (b) directs BNYM to cancel the Capital Securities, the Common Securities and the Debt Securities. Following cancellation of the Capital Securities, the Common Securities and the Debt Securities, there will be no Capital Securities or Common Securities outstanding under the Trust Agreement and no Debt Securities outstanding under the Indenture.
     SECTION 3. RELEASE. The Company and the Trust hereby release BNYM and agree to indemnify and hold BNYM (and its affiliates, directors, officers, stockholders, agents and employees) harmless from any liability, loss, expense, claim or responsibility of any kind (including the reasonable fees and expenses of counsel and other experts) in respect of or arising from actions taken (or not taken) in accordance with this Cancellation Direction, in whatever capacity BNYM may be acting hereunder.
     SECTION 4. LOST CERTIFICATES. In the event that the Company is unable to locate the certificate(s) representing the Common Securities, it agrees that it will cooperate with the BNYM by providing such certifications and indemnities as may be required by the BNYM to protect BNYM from any liability resulting from such lost certificate and as may otherwise be requested by BNYM to facilitate cancellation of the Common Securities.
     SECTION 5. BNYM ACCEPTANCE. BNYM shall not be responsible in any manner whatsoever for the validity or sufficiency of this Cancellation Direction or the due execution hereof by any of the parties hereto or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company. Anything in this Agreement notwithstanding, in no event shall BNYM be liable for special, indirect or consequential damages or losses of any kind whatsoever (including lost profits) even if BNYM has been advised of such damage or loss and regardless of the form of action.
     SECTION 6. COUNTERPARTS. This Cancellation Direction shall become effective only upon BNYM’s receipt of a counterpart of this Cancellation Direction duly executed by the all of the parties hereto. This Cancellation Direction may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument. The executed counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed original copies.

     SECTION 7. EXPENSES. The Company agrees to promptly pay the reasonable attorneys’ fees, expenses and disbursements of BNYM in connection with this Cancellation Direction.
     SECTION 8. GOVERNING LAW. The laws of the State of New York shall govern this Cancellation Direction without regard to the conflict of law principles thereof.
     SECTION 9. EXECUTION, DELIVERY AND VALIDITY. The Company and the Trust each represents and warrants, solely on its own behalf, to BNYM that this Cancellation Direction has been duly and validly executed and delivered by such party and constitutes its respective legal, valid and binding obligation, enforceable against such party in accordance with its terms. Each further represents that the actions to be taken hereunder are authorized and permitted under the Indenture and the Trust Agreement, as applicable, and any condition precedent to taking such actions has been satisfied.
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     IN WITNESS WHEREOF, the parties hereto have caused this Cancellation Direction to be duly executed as of the day and year first above written.

PVF CAPITAL CORP.
By:	/s/ Marty E. Adams
	Name:	Marty E. Adams
	Title:	Interim CEO

as Company

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Institutional Trustee under the Trust Agreement and as Trustee under the Indenture
By:	/s/ Bill Marshall
	Name:	Bill Marshall
	Title:	Vice President

PVF CAPITAL TRUST I
By:	/s/ John R. Male
	Name:	John R. Male
	Title:	Administrator

By:	/s/ C. Keith Swaney
	Name:	C. Keith Swaney
	Title:	Administrator

ACKNOWLEDGEMENT
Alesco Preferred Funding IV, Ltd., acknowledges and agrees that the Exchange has occurred and it has surrendered and forfeited any right, claim, title and interest in and to the PVF Trust I Capital Securities.

Alesco Preferred Funding IV, Ltd.
By:	Cohen & Company Financial Management LLC, as Collateral Manager

By:	/s/ Samuel Hillier
Samuel Hillier, Director